Exhibit K-8
                                                                    -----------


                                                                 EXECUTION COPY



                     SPECIAL VALUE OPPORTUNITIES FUND, LLC

                                  9,520 Shares
             Money Market Cumulative Preferred(TM) Shares (MMP(R))

                 Liquidation Preference U.S. $25,000 per Share


                           PLACEMENT AGENCY AGREEMENT
                           --------------------------


                                                                  July 13, 2004


Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019
Ladies and Gentlemen:

            Special Value Opportunities Fund, LLC, a Delaware limited liability company (the "Fund"), proposes to offer for sale in a private offering solely to certain "accredited investors" (as that term is defined in Regulation D ("Regulation D") under the Securities Act of 1933, as amended (the "Securities Act")), up to 9,520 shares of its Money Market Cumulative Preferred Shares in multiple series, each with a liquidation preference of U.S. $25,000 per share (each a "series of Preferred Shares" and, collectively, the "Preferred Shares"). The date on which the Fund issues each series of Preferred Shares is herein referred to as a "Date of Original Issue".

            The Preferred Shares will be issued by the Fund pursuant to the Second Amended and Restated Operating Agreement, dated as of July 12, 2004 (the "Operating Agreement"), among Howard Levkowitz, as the initial member, SVOF MM, LLC, as the special member, and the common shareholders, and the Statement of Preferences relating to the Preferred Shares (the "Statement of Preferences") dated July 12, 2004. The payment of the liquidation preference of the Preferred Shares upon mandatory redemption of the Preferred Shares on or before July 13, 2014, and the timely payment of dividends on the Preferred Shares (whether or not declared) will be guaranteed by Ambac Assurance Corporation (the "Insurer") under a guaranty insurance policy (the "Insurance Policy").

            On July 13, 2004 (the "Initial Date of Original Issue"), the Fund will enter into (i) an Investment Management Agreement, dated as of July 13, 2004 (the "Investment Management Agreement"), with Tennenbaum Capital Partners, LLC, a Delaware limited liability company ("Tennenbaum"), as investment manager (the "Investment Manager"), (ii) a Co-Management Agreement, dated as of July 13, 2004 (the "Co-Management Agreement"), with Babson Capital Management LLC ("Babson"), a Delaware limited liability company, as co-manager (the "Co-Manager"), and the Investment Manager, (iii) a Credit Agreement, dated as of July 13, 2004 (the "Credit Agreement"), with various financial institutions (the "Lenders"), the Insurer, CDC Financial Products Inc., as administrative agent (the "Administrative Agent"), and CDC Financial Products Inc., as arranger, (iv) a Pledge and Intercreditor Agreement, dated as of July 13, 2004 (the "Pledge Agreement"), with the Insurer, the Administrative Agent and CDC Financial Products Inc., as secured parties representative (the "Secured Parties Representative"), (v) the Insurance Agreement, dated as of July 13, 2004 relating to the Insurance Policy (the "Insurance Agreement"), with the Insurer, (vi) a Custodial Agreement, dated as of July 6, 2004 (the "Custodial Agreement"), with Wells Fargo Bank, National Association (the "Custodian"), the Administrative Agent and the Secured Parties Representative, and (vii) an Auction Agency Agreement (including the form of Broker-Dealer Agreement) with Deutsche Bank Trust Company Americas (the "Auction Agent"), dated July 13, 2004 (the "Auction Agency Agreement"). Collectively, the Operating Agreement, the Investment Management Agreement, the Co-Management Agreement, the Credit Agreement, the Pledge Agreement, the Insurance Agreement, the Custodial Agreement and the Auction Agency Agreement are referred to herein as the "Fund Agreements." This Placement Agency Agreement is herein referred to as this "Agreement."

            The Fund has prepared and has delivered to the Placement Agent copies of a preliminary offering circular dated July 8, 2004 setting forth information concerning the Fund, the Managers, the Fund Agreements, the series of Preferred Shares to be issued on the Initial Date of Original Issue, the Preferred Shares, the Insurance Policy and the terms of the sale of the Preferred Shares (including any appendices or exhibits thereto and any information incorporated therein by reference, as the same may be amended or supplemented from time to time, the "Preliminary Offering Circular"). On the day the initial dividend rate on the initial series of Preferred Shares is determined, the Fund will prepare a final offering circular, dated the date of such determination, consisting of the Preliminary Offering Circular as of such date and including such initial dividend rate with such additional changes as shall be consented to by you (the "Initial Offering Circular"). In connection with the sale of each series of Preferred Shares after the Initial Date of Original Issue, the Fund will prepare and deliver to you copies of a preliminary offering circular in accordance with Section 3(c) hereof and copies of a final offering circular with respect to such series of Preferred Shares setting forth the initial dividend rate on such series of Preferred Shares in accordance with Section 3(d) hereof (each such final offering circular, including the Initial Offering Circular, including any appendices or exhibits thereto and any information incorporated therein by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof, is herein referred to as the "Offering Circular").

            The Fund and the Investment Manager each wishes to confirm its agreement concerning your acting as the exclusive placement agent (the "Placement Agent") in connection with the sale of the Preferred Shares.

            1. Appointment of Placement Agent. On the basis of the representations and warranties contained herein, and subject to the terms and satisfaction of the conditions set forth herein, the Fund hereby appoints you as its agent and grants you the exclusive right to offer, as its agent, the Preferred Shares to certain "accredited investors" within the meaning of Regulation D under the Securities Act pursuant to the terms of this Agreement and you hereby accept such appointment and agree to use your best efforts to secure subscriptions to buy shares of each series of the Preferred Shares, at a purchase price of $25,000 per share, from such accredited investors during any Marketing Period (as hereinafter defined) during the period commencing on the date hereof to but excluding the earlier of July 14, 2006 and the date on which all of the Preferred Shares have been sold pursuant to the terms of this Agreement (the "Commitment Period").

            2. Restrictions. The Placement Agent agrees:

            (a) Not to solicit any offer to buy from or offer to sell to any person any Preferred Shares unless (i) (A) the Placement Agent or one of its affiliates has a substantive, pre-existing relationship with such person and
(B) the Placement Agent shall reasonably believe that at such time such person and each other person for whom such person is acting are institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D with respect to the Preferred Shares, have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the purchase of the Preferred Shares and are able and prepared to bear the economic risk of investing in and holding the Preferred Shares and (ii) the Placement Agent shall reasonably believe that any purchase of Preferred Shares by such person will be for its own account, and not with a view to any public resale or distribution thereof (any person meeting the requirements of this Section 2(a) is referred to herein as a "Prospective Investor");

            (b) Not to offer or sell Preferred Shares by means of any form of general solicitation or advertising, including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

            (c) Not to solicit any offer to buy or to offer to sell Preferred Shares to any Prospective Investor unless the Placement Agent has sent to such Prospective Investor a copy of a preliminary Offering Circular or the Offering Circular and not to confirm a sale of any series of Preferred Shares with a purchaser of the Preferred Shares of such series without first or simultaneously delivering an Offering Circular relating to such series of Preferred Shares (and any amendment or supplement thereto that the Fund shall have furnished to the Placement Agent prior to the date of such confirmation of sale); and

            (d) Not to sell Preferred Shares to any Prospective Investor, unless the Placement Agent has received a Purchaser's Letter, substantially in the form of Exhibit A attached hereto, signed by such Prospective Investor.

            3. Procedures. (a) After the Initial Date of Original Issue, the Fund shall give the Placement Agent and the Insurer written notice, substantially in the form of Exhibit B hereto (a "Notice of Issuance"), of its intention to sell one or more series of Preferred Shares (the "Offered Preferred Shares") no less than thirty days prior to the proposed Marketing Commencement Date (as hereinafter defined). Each Notice of Issuance shall state
(i) the proposed Date of Original Issue for such Offered Preferred Shares and
(ii) the number of Offered Preferred Shares to be issued, which in any event shall not be less than 1,200 shares nor more than 6,000 shares.

            (b) (i) Subject to the satisfaction of the conditions set forth in
Section 3(c) hereof, the Placement Agent shall be obligated to use its best efforts to secure subscriptions to purchase Offered Preferred Shares pursuant to Section 1 hereof during the period (the "Marketing Period") commencing on the seventh business day (each a "Marketing Commencement Date") prior to the Date of Original Issue for such Offered Preferred Shares and ending on the second business day prior to such Date of Original Issue. The Fund reserves the right, in its sole discretion, to suspend the solicitation of subscriptions for Offered Preferred Shares during any Marketing Period. Upon the receipt of written notice from the Fund, the Placement Agent will suspend solicitation of subscriptions for Offered Preferred Shares during such Marketing Period until such time as the Fund has advised the Placement Agent that such solicitation may be resumed.

                  (ii) If (A) the Fund suspends the solicitation of subscriptions for Offered Preferred Shares during any Marketing Period and then advises the Placement Agent that it may resume soliciting subscriptions for such Offered Preferred Shares or (B) the Placement Agent is not obligated to solicit subscriptions to buy Offered Preferred Shares pursuant to Section 1 hereof during any Marketing Period or to purchase Offered Preferred Shares pursuant to Section 5(a) hereof on the proposed Date of Original Issue therefor as a result of the occurrence of an event described in Section 7(o) hereof,
         (1) any further obligation of the Placement Agent to solicit subscriptions for such Offered Preferred Shares shall be subject to the satisfaction of the conditions set forth in Section 3(c) hereof on the date the Fund requests the Placement Agent to resume soliciting such subscriptions or on the date of the cessation of the event described in Section 7(o) hereof, as the case may be, (2) the Date of Original Issue for such Offered Preferred Shares shall be postponed to a date agreed upon by the Fund and the Placement Agent that is at least seven full business days after the resumption of solicitation or the cessation of the event described in Section 7(o) hereof, as the case may be, (3) the Marketing Period for such Offered Preferred Shares shall recommence on the date described in clause (1) above and shall end on the second business day prior to such Date of Original Issue and (4) the Fund shall make any changes that in the opinion of counsel for the Fund or counsel for the Placement Agent may be necessary in the preliminary Offering Circular with respect to such Offered Preferred Shares to reflect such changes.

            (c) The obligation of the Placement Agent to solicit subscriptions for Offered Preferred Shares during any Marketing Period therefor will be subject to the accuracy on and as of the related Marketing Commencement Date of the representations and warranties of the Fund and Investment Manager contained herein, to the performance by the Fund and the Investment Manager of all of their respective obligations required to be performed hereunder on or prior to such Marketing Commencement Date and to each of the following additional terms and conditions:

                  (i) No stop order suspending the sale of such Offered Preferred Shares in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened;

                  (ii) The Fund shall have prepared and delivered to the Placement Agent copies of a preliminary Offering Circular with respect to such Offered Preferred Shares, consisting of the Initial Offering Circular, amended or supplemented in a manner satisfactory to the Placement Agent to include the following information:

                      (A) the number of such Offered Preferred Shares being
            offered, the initial Auction Date for such Offered Preferred Shares and the number of Rate Period Days in the initial Rate Period therefor which in no event shall exceed 28 Rate Period Days without the consent of the Placement Agent;

                      (B) all information with respect to the Insurer contained
            in any documents filed by Ambac Financial Group with the Securities and Exchange Commission (the "Commission") pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the date of the Initial Offering Circular;

                      (C) all financial and statistical information with
            respect to the Insurer contained in such preliminary Offering Circular under the heading "Capitalization of the Company--Ambac" as of the end of a fiscal year of the Insurer ending less than one year and ninety days before the last day of such Marketing Period and, if the last day of such Marketing Period will be more than 160 days after the end of such fiscal year (155 days, in the case of the fiscal year ending December 31, 2005), all financial and statistical information with respect to the Insurer contained in such preliminary Offering Circular under the heading "Capitalization of the Company--Ambac and the Money Markets Preferred Shares Policy" presented as of the end of a fiscal quarter of the Insurer ending less than 160 days (or 155 days, in the case of the fiscal year ending December 31, 2005) before the last day of such Marketing Period; and

                      (D) all information contained in the most recent annual
            and semi-annual reports filed by the Fund with the Commission pursuant to the 1940 Act since the date of the Initial Offering Circular, and all financial statements (excluding, in each case, any summary or schedule of the assets of the Fund included therewith) provided to the Lenders pursuant to Section 6.1.2 of the Credit Agreement, including, without limitation, the following:

                         (1) if such Marketing Commencement Date is during the
               period commencing on November 30, 2004 to but excluding March 31, 2005, an unaudited consolidated balance sheet of the Fund as of September 30, 2004 and the related unaudited consolidated statements of operations, members' equity and cash flows for the quarter ending September 30, 2004 and the period from the Initial Date of Original Issue to September 30, 2004 furnished by the Fund to the Lenders pursuant to Section 6.1.2 of the Credit Agreement;

                         (2) if such Marketing Commencement Date is during the
               period commencing on March 31, 2005 to but excluding May 31, 2005, (x) an audited consolidated balance sheet of the Fund as of December 31, 2004 and the related audited consolidated statements of operations, members' equity and cash flows for the period from the Initial Date of Original Issue to December 31, 2004 furnished by the Fund to the Lenders pursuant to Section
               6.1.2 of the Credit Agreement and (y) the information contained in the Fund's annual report for the period from the Initial Date of Original Issue to December 31, 2004 filed by the Fund with the Commission;

                         (3) if such Marketing Commencement Date is during the
               period commencing on May 31, 2005 to but excluding August 31, 2005, (x) the audited financial statements and information from the Fund's annual report described in paragraph (2) above and
               (y) an unaudited consolidated balance sheet of the Fund as of March 31, 2005 and the related unaudited consolidated statements of operations, members' equity and cash flows for the quarter ending March 31, 2005 furnished by the Fund to the Lenders pursuant to Section 6.1.2 of the Credit Agreement;

                         (4) if such Marketing Commencement Date is during the
               period commencing on August 31, 2005 to but excluding November 30, 2005, (x) the audited financial statements described in paragraph (2) above, (y) an unaudited consolidated balance sheet of the Fund as of June 30, 2005 and the related unaudited consolidated statements of operations, members' equity and cash flows for the quarter and the portion of the year ending June 30, 2005 furnished by the Fund to the Lenders pursuant to
               Section 6.1.2 of the Credit Agreement and (z) the information contained in the Fund's semi-annual report for the six months ending June 30, 2005 filed by the Fund with the Commission;

                         (5) if such Marketing Commencement Date is during the
               period commencing on November 30, 2005 to but excluding March 31, 2006, (x) the audited financial statements described in paragraph (2) above, (y) the information from the Fund's semi-annual report described in paragraph (4) above and (z) an unaudited consolidated balance sheet of the Fund as of September 30, 2005 and the related unaudited consolidated statements of operations, members' equity and cash flows for the quarter and the portion of the year ending September 30, 2005 furnished by the Fund to the Lenders pursuant to Section 6.1.2 of the Credit Agreement;

                         (6) if such Marketing Commencement Date is during the
               period commencing on March 31, 2006 to but excluding May 31, 2006, (x) an audited consolidated balance sheet of the Fund as of December 31, 2005 and the related audited consolidated statements of operations, members' equity and cash flows for the year ending December 31, 2005 furnished by the Fund to the Lenders pursuant to Section 6.1.2 of the Credit Agreement and
               (y) the information contained in the Fund's annual report for the year ending December 31, 2005 filed by the Fund with the Commission; and

                         (7) if such Marketing Commencement Date is during the
               period commencing on May 31, 2006 to but excluding July 1, 2006,
               (x) the audited financial statements and information from the Fund's annual report described in paragraph (6) above and (y) an unaudited consolidated balance sheet of the Fund as of March 31, 2006 and the related unaudited consolidated statements of operations, members' equity and cash flows for the quarter ending March 31, 2006 furnished by the Fund to the Lenders pursuant to Section 6.1.2 of the Credit Agreement;

                  (iii) The Placement Agent shall not have discovered and disclosed to the Fund during or prior to the commencement of such Marketing Period that such preliminary Offering Circular or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of the Placement Agent, is material or omits to state any fact which, in the reasonable opinion of the Placement Agent, is material and is required to be stated therein or is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (iv) The Placement Agent shall have received a certificate on such Marketing Commencement Date signed by any Vice President, Treasurer or Assistant Treasurer of the Insurer, dated such Marketing Commencement Date, in which such officer consents to the inclusion of the information under the heading "Capitalization of the Company--Ambac" in such preliminary Offering Circular (the "Insurer's Information") and certifies that the Insurer's Information as of such Marketing Commencement Date is true and correct in all material respects and does not include any untrue statement of a material fact; and

                  (v) If such preliminary Offering Circular contains financial data with respect to the Fund, the Placement Agent shall have received a letter from the certified independent accountants of the Fund, addressed to the Placement Agent, dated the Marketing Commencement Date, in form and substance acceptable to the Placement Agent (A) confirming that they are independent public accountants with respect to the Fund within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (B) stating, as of the Marketing Commencement Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in such preliminary Offering Circular, as of a date not more than five days prior to the Marketing Commencement Date), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

            (d) The Placement Agent will set the initial dividend rate on each series of Offered Preferred Shares on the second business day prior to the Date of Original Issue for such series or on such other business day as shall be agreed upon by the Placement Agent and the Fund (the "Pricing Date"). If, on the Pricing Date for any series of Offered Preferred Shares, the Placement Agent shall have not solicited Prospective Purchasers to purchase all of the shares of such series on the Date of Original Issue for such series, the dividend rate for the initial Rate Period for such series will equal the Maximum Rate for such Rate Period. On the Pricing Date for each series of Offered Preferred Shares, the Fund will prepare and provide copies to the Placement Agent of an Offering Circular, dated such Pricing Date, consisting of the preliminary Offering Circular with respect to such series of Offered Preferred Shares as of such Pricing Date and including the initial dividend rate on such series of Offered Preferred Shares with such additional changes as shall be consented to by the Placement Agent.

            4. Representations, Warranties and Agreements of the Fund and the Investment Manager. (a) The Fund and the Investment Manager jointly and severally represent and warrant to, and agree with, the Placement Agent on and as of the date hereof, as of each Marketing Commencement Date, as of each Date of Original Issue and as of each date on which the Offering Circular shall be amended or supplemented (each of such times referenced above being referred to herein as a "Representation Date") that:

                  (i) The Offering Circular, as of its date, did not, and as of such Representation Date, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) the information contained in the Offering Circular in reliance upon and in conformity with written information relating to the Placement Agent furnished to the Fund by or on behalf of the Placement Agent specifically for use therein (the "Placement Agent's Information") or
         (ii) the Insurer's Information;

                  (ii) Each Offering Document (as defined in Section 6(g) hereof) provided by the Fund or any Manager to Prospective Investors, as of the date thereof, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to the Placement Agent's Information or the Insurer's Information;

                  (iii) Assuming compliance by the Placement Agent with the agreements set forth in Section 2 hereof, it is not necessary, in connection with the issuance and sale of each series of Preferred Shares by the Fund in the manner contemplated by this Agreement, to register such series of Preferred Shares under the Securities Act;

                  (iv) A notification of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), on Form N-8A (the "1940 Act Notification") has been prepared by the Fund in conformity with the 1940 Act and has been or will be filed with the Commission on or prior to the Initial Date of Original Issue;

                  (v) When filed with the Commission, the 1940 Act Notification, and any amendment or supplement thereto, conformed or will conform in all material respects to the requirements of the 1940 Act and the rules and regulations of the Commission under the 1940 Act (the "1940 Act Rules and Regulations") and did not or will not, as of its filing date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided that no representation or warranty is made as to the Placement Agent's Information or the Insurer's Information;

                  (vi) After the 1940 Act Notification has been filed with the Commission, the Fund will be duly registered under the 1940 Act as a closed-end non-diversified management investment company;

                  (vii) The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification (or any amendment or supplement thereto);

                  (viii) The registration statement on Form N-2 to be filed by the Fund in accordance with Section 6(a) hereof (the "Registration Statement"), when filed with the Commission, will conform in all material respects to the requirements of the 1940 Act and the 1940 Act Rules and Regulations and will not, as of its effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided that no representation or warranty is made as to the Placement Agent's Information or the Insurer's Information;

                  (ix) The Fund (A) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (B) has the limited liability company power and authority to own or hold its properties and to conduct the business in which it will engage as described in the Offering Circular and (C) is qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the business, management, financial condition, stockholders' equity or results of operations of the Fund (a "Material Adverse Effect");

                  (x) The Fund has an authorized capitalization as set forth in the Offering Circular. All of the issued common shares of the Fund issued on or before such Representation Date have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the related Offering Circular;

                  (xi) The shares of each series of Offered Preferred Shares when sold by the Fund pursuant to this Agreement will have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Offered Preferred Shares will conform to the description thereof contained in the related Offering Circular;

                  (xii) The Fund has the requisite power and authority to execute and deliver this Agreement and the Fund Agreements and perform its obligations hereunder and thereunder;

                  (xiii) Each of the Fund Agreements has been duly authorized, executed and delivered by the Fund and, assuming due execution and delivery thereof by the other parties thereto, constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles;

                  (xiv) This Agreement has been duly authorized, executed and delivered by the Fund;

                  (xv) The execution, delivery and performance of this Agreement and the Fund Agreements by the Fund and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Fund is a party or by which the Fund is bound or to which any of the property or assets of the Fund is subject, (B) result in any violation of the provisions of the Operating Agreement or (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Fund or any of its properties or assets, except in the case of clauses (A) and (C), such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect;

                  (xvi) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Fund or any of its properties or assets is required for the execution, delivery and performance of this Agreement and the Fund Agreements by the Fund and the consummation of the transactions contemplated hereby and thereby, except for those which have been obtained or made;

                  (xvii) The Fund is not (A) in violation of the Operating Agreement, (B) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (C) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (B) and (C), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect;

                  (xviii) There are no legal or governmental proceedings pending to which the Fund is a party or of which any property or assets of the Fund is the subject which is reasonably likely to have a Material Adverse Effect, and to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (xix) The financial statements (including the related notes and supporting schedules), if any, of the Fund included in the Offering Circular present fairly the financial condition and results of operations of the Fund, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis in all material respects throughout the periods involved;

                  (xx) The independent public accountants certifying any audited financial statements of the Fund included in the Offering Circular are independent public accountants as required by the 1940 Act and the 1940 Act Rules and Regulations;

                  (xxi) This Agreement and each of the Fund Agreements complies in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Investment Advisers Act of 1940 (the "Advisers Act"), and the rules and regulations adopted by the Commission under the Advisers Act (the "Advisers Act Rules and Regulations");

                  (xxii) The Fund is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance in all material respects with the terms and conditions of the 1940 Act, except for such failures to comply that in the aggregate would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the shareholders of the Fund;

                  (xxiii) No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the 1940 Act Rules and Regulations and the Advisers Act and the Advisers Act Rules and Regulations; and

                  (xxiv) Neither the Fund nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent (other than the Placement Agent), (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act) which is or will be integrated with the offering and sale of the Preferred Shares in a manner that would require the registration of the Preferred Shares under the Securities Act; (B) engaged in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with the offering of the Preferred Shares or (C) otherwise taken or will take any action that would require the registration of the Preferred Shares under the Securities Act.

            (b) The Investment Manager represents and warrants to, and agrees with, the Placement Agent on and as of each Representation Date that:

                  (i) The Investment Manager has been duly formed and is validly existing as a limited liability company, in good standing under the laws of its jurisdiction of organization, is duly registered and qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business as described in the Offering Circular requires such qualification, and has all limited liability company power and authority necessary to own or hold its properties and to conduct its business as described in the Offering Circular, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Investment Manager or on the ability of the Investment Manager to perform its obligations under this Agreement and the Fund Agreements to which it is a party ("Investment Manager Material Adverse Effect");

                  (ii) The Investment Manager is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Fund Agreements to which it is a party;

                  (iii) Each of the Fund Agreements to which the Investment Manager is a party has been duly authorized, executed and delivered by the Investment Manager, and, assuming due execution and delivery thereof by the other parties thereto, constitutes the legal, valid and binding obligation of the Investment Manager enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles;

                  (iv) This Agreement has been duly authorized, executed and delivered by the Investment Manager;

                  (v) The execution, delivery and performance of this Agreement and the Fund Agreements to which the Investment Manager is a party and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investment Manager is a party or by which the Investment Manager is bound or to which any of the property or assets of the Investment Manager is subject, (B) result in any violation of the provisions of the operating agreement of the Investment Manager or (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Investment Manager or any of its properties or assets, except in the case of clauses (A) and (C), such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have an Investment Manager Material Adverse Effect;

                  (vi) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Investment Manager or any of its properties or assets is required for the execution, delivery and performance of this Agreement and the Fund Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, except for those which have been obtained or made;

                  (vii) The Investment Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Offering Circular and under this Agreement and the Fund Agreements to which it is a party;

                  (viii) There are no legal or governmental proceedings pending to which the Investment Manager is a party or of which any property or assets of the Investment Manager is the subject which is reasonably likely to have an Investment Manager Material Adverse Effect, and to the best of the Investment Manager's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

                  (ix) The Investment Manager is not (A) in violation of its operating agreement, (B) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (C) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (B) and (C), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have an Investment Manager Material Adverse Effect.

            (c) Reliance. The Fund, the Investment Manager and the Placement Agent agree that (i) any subscriptions to purchase Offered Preferred Shares solicited by the Placement Agent shall be solicited, and any Offered Preferred Shares purchased by the Placement Agent hereunder shall be purchased by the Placement Agent, in reliance on the representations and warranties of, and the performance of the covenants and agreements by, the Fund and the Investment Manager contained herein and on the terms and conditions and in the manner provided herein and (ii) any Offered Preferred Shares sold by the Fund hereunder shall be sold by the Fund in reliance on the performance of the covenants and agreements by the Placement Agent contained herein.

            5. Sale and Delivery. (a) Sale. Subject to the terms and conditions and in reliance upon the representations and warranties contained herein, including, without limitation the conditions set forth in Section 7 hereof, on each Date of Original Issue during the Commitment Period, other than the Initial Date of Original Issue, the Fund agrees to sell to the Placement Agent, and the Placement Agent agrees to purchase from the Fund, for a purchase price equal to $25,000 per share, any Offered Preferred Shares being issued by the Fund on such Date of Original Issue not being purchased by Prospective Investors solicited by the Placement Agent pursuant to the terms hereof; provided, however, that on any Date of Original Issue during each period set forth on Exhibit C hereto, the Placement Agent shall not be obligated to purchase more Offered Preferred Shares than the lesser of (x) the number of shares set forth on Exhibit C hereto for such period and (y) 8,020 minus the aggregate number of Offered Preferred Shares sold hereunder on each Date of Original Issue (other than the Initial Date of Original Issue) preceding such Date of Original Issue.

            (b) Delivery. Delivery of and payment for each series of Offered Preferred Shares shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, or at such other place as shall be agreed upon by the Placement Agent and the Fund, at 9:00 A.M., California time, on the Date of Original Issue thereof.

            (c) Global Certificates. On the Date of Original Issue for each series of Offered Preferred Shares, the Fund shall deliver the global certificates representing the shares of such series to the Auction Agent as custodian for The Depository Trust Company ("DTC") against payment by the Placement Agent to or upon order of the Fund of the purchase price for the shares of such series by wire transfer in U.S. dollars in same-day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement or such other place as may be agreed upon by the Placement Agent is a further condition of the obligations of the Placement Agent hereunder. Upon delivery, the shares of each series of Offered Preferred Shares shall be in global form, registered in the name of DTC or its nominee. The Fund agrees to make one or more global certificates evidencing the shares of each series of Offered Preferred Shares available for inspection by the Placement Agent in New York, New York at least 24 hours prior to the Date of Original Issue thereof.

            (d) Placement Agent Fee. The Fund hereby agrees to pay or cause to be paid a fee per share of each series of Offered Preferred Shares sold to a Prospective Investor solicited by the Placement Agent or purchased by the Placement Agent hereunder upon and subject to completion of the delivery of and payment for such share on the Date of Original Issue thereof, which amount shall be withheld by the Placement Agent from the gross proceeds of the offering of the shares of such series. The fee payable on the Date of Original Issue of each series of Offered Preferred Shares will equal the product of (i) $25,000, (ii) the number of shares of such series of Offered Preferred Shares,
(iii) 0.25% and (iv) the number of Rate Period Days in the initial Rate Period for such series divided by 360.

            (e) Commitment Fee. The Fund hereby agrees to pay or cause to be paid to the Placement Agent on the Initial Date of Original Issue a structuring and underwriting fee in an amount equal to $3,570,000, payable in immediately available funds.

            6. Further Agreements of the Fund and the Investment Manager. Each of the Fund and the Investment Manager jointly and severally agrees with the Placement Agent:

            (a) to file or cause to be filed (i) the 1940 Act Notification with the Commission on or before the Initial Date of Original Issue, (ii) a registration statement with respect to the Fund with the Commission pursuant to
Section 8(b) of the 1940 Act (the "Registration Statement") within three months of the Initial Date of Original Issue and any amendment to the Registration Statement with the Commission requested by the Commission and (iii) any other filings required to be made by the Commission pursuant to the 1940 Act, in each case, in conformity with the requirements of the 1940 Act and the 1940 Act Rules and Regulations; and to furnish promptly to the Placement Agent and to counsel for the Placement Agent a copy of the 1940 Act Notification and the Registration Statement each as originally filed with the Commission and, during the Commitment Period, each amendment thereto, including all financial statements, consents and exhibits thereto;

            (b) to advise the Placement Agent promptly of receipt by the Fund of any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement to either of them);

            (c) during any Marketing Period (i) to advise the Placement Agent promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Circular untrue or which requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) to advise the Placement Agent promptly of any order preventing or suspending the use of the Offering Circular, of any suspension of the qualification of the shares of any series of Offered Preferred Shares for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose, and (iii) to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Offering Circular or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

            (d) prior to making any amendment or supplement to the Offering Circular, including, without limitation, any such amendment or supplement effected by incorporating by reference in the Offering Circular any information with respect to the Fund contained in any annual or semi-annual report filed by the Fund with the Commission pursuant to the 1940 Act but excluding any such amendment or supplement effected by incorporating by reference any information with respect to the Insurer contained in any filing made by Ambac Financial Group with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, to furnish a copy thereof to the Placement Agent and counsel for the Placement Agent and not to effect any such amendment or supplement or incorporate any such report by reference without the consent of the Placement Agent, which consent shall not be unreasonably withheld (for the avoidance of doubt, this paragraph shall not prohibit the Fund from making any filing or amending or supplementing any filing with the Commission without the Placement Agent's consent, but such filing will not be incorporated by reference into the Offering Circular without the Placement Agent's consent);

            (e) prior to making any amendment or supplement to the Insurer's Information in any Offering Circular, other than by incorporating by reference any information with respect to the Insurer contained in any filing made by Ambac Financial Group with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, to furnish a copy thereof to the Insurer and not to effect any such amendment or supplement without the consent of the Insurer;

            (f) if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Placement Agent, after discussions with the Fund, the Investment Manager and their counsel, to amend or supplement the Offering Circular during any Marketing Period in order that the Offering Circular will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Prospective Investor, not misleading, or if at any time it is necessary during any Marketing Period to amend or supplement the Offering Circular to comply with applicable law, to immediately notify the Placement Agent to suspend solicitations to purchase Offered Preferred Shares pursuant to Section 3(b) hereof and, prior to any resumption of such solicitation, prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Circular, as so amended or supplemented, will comply with applicable law;

            (g) to extend to all Prospective Investors during a Marketing Period the opportunity to ask questions of, and receive answers from, the Fund and the Investment Manager concerning the Fund and the Offered Preferred Shares and the terms and conditions of the offering thereof and to obtain any information such Prospective Investors may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in the Offering Circular, to the extent the Fund or the Investment Manager possess the same or can acquire it without unreasonable effort or expense (any such additional information, including, without limitation, any valuation statements or other reports provided to Prospective Investors, together with the Offering Circular are referred to herein as the "Offering Documents");

            (h) to supply to the Placement Agent, on a continuing basis so long as the Placement Agent is party to a Broker-Dealer Agreement, (i) copies of all valuation statements, all auditor's agreed-upon procedures reports, all auditor's statements with respect to defaults under the Credit Agreement and all officer's certificates furnished by the Fund to the Lenders pursuant to the Credit Agreement, (ii) copies of all reports showing compliance or noncompliance with the Investment Company Act Preferred Shares Asset Coverage test and the rating agency guidelines furnished to the Insurer pursuant to the Insurance Agreement, (iii) copies of all reports filed by the Fund with the Commission, (iv) copies of all audited and unaudited financial statements of the Fund delivered by the Fund to the Lenders pursuant to the Credit Agreement,
(iv) copies of all correspondence with, and information that the Fund makes available to any Rating Agency, in connection with the Preferred Shares and the Fund Agreements and the transactions contemplated hereby and thereby and (vi) copies of any amendments to the Fund Agreements, provided that the Placement Agent agrees that all non-public information obtained by it pursuant to this
Section 6(h) shall be subject to that certain confidentiality agreement, dated November 20, 2003, between the Placement Agent and the Investment Manager;

            (i) to promptly take from time to time such actions as the Placement Agent may reasonably request to qualify Offered Preferred Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agent may designate and to continue such qualifications in effect for the term of this Agreement; and to arrange for the determination of the eligibility for investment of Offered Preferred Shares under the laws of such jurisdictions as the Placement Agent may reasonably request; provided that the Fund shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction;

            (j) to assist the Placement Agent in arranging for the shares of each series of Offered Preferred Shares to be eligible for clearance and settlement through DTC;

            (k) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Preferred Shares in a manner which would require registration of any of the Preferred Shares under the Securities Act;

            (l) not to, and to cause its affiliates not to, authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell Preferred Shares by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by
Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Preferred Shares as contemplated by this Agreement;

            (m) during the Commitment Period, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Placement Agent and to provide the Placement Agent with such information concerning the business and financial affairs of the Fund, the Investment Manager, the Preferred Shares and the Fund Agreements as the Placement Agent may reasonably request;

            (n) to advise the Placement Agent if either Standard & Poor's Ratings Service ("S&P") or Moody's Investors Service ("Moody's") downgrades the ratings of the Preferred Shares, proposes to downgrade the Preferred Shares or puts any rating of the Preferred Shares under surveillance or review;

            (o) during the Commitment Period, without the prior written consent of the Placement Agent, to amend, supplement or otherwise modify any of the terms or provisions of the Statement of Preferences or any of the terms or provisions of the Operating Agreement which define the preferences, voting powers, rights, terms or conditions of the Preferred Shares or otherwise relate to the Preferred Shares (the "Preferred Share Provisions");

            (p) during the Commitment Period, without the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld, (i) to amend, supplement or otherwise modify, or consent to the amendment, supplement or modification of, (A) any of the terms or provisions of the Operating Agreement, other than the Preferred Share Provisions, or (B) any of the other Fund Agreements, in each case, other than any such amendment, supplement or modification that does not adversely affect in any material respect the interests of the Placement Agent or the holders of the Preferred Shares; and

            (q) during the Commitment Period, promptly provide to the Placement Agent a copy of any notice given to the Lenders pursuant to Section 6.1.7 of the Credit Agreement.

            7. Conditions of Placement Agent's Obligations. The obligations of the Placement Agent hereunder in respect of the shares of each series of Offered Preferred Shares are subject to the accuracy, on and as of each Representation Date, of the representations and warranties of the Fund and the Investment Manager contained herein, to the accuracy of the statements of the Fund and the Investment Manager and their respective officers made in any certificates delivered pursuant hereto, to the performance by the Fund and the Investment Manager of their obligations required to be performed hereunder on or prior to the Date of Original Issue of such series, and to the satisfaction of each of the following additional terms and conditions:

            (a) Copies of the final Offering Circular (and any amendments or supplements thereto) with respect to such series of Offered Preferred Shares shall have been distributed to the Placement Agent in accordance with Section 3(d) hereof, and no stop order suspending the sale of the shares of such series of Offered Preferred Shares in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (b) The Placement Agent shall not have discovered and disclosed to the Fund that the Offering Circular or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of the Placement Agent, is material or omits to state any fact which, in the reasonable opinion of the Placement Agent, is material and is required to be stated therein or is necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (c) Each of the Auction Agency Agreement and the Broker-Dealer Agreement with Lehman Brothers Inc. shall have been duly executed and delivered by the parties thereto and shall be in full force and effect or, in the case of the Auction Agency Agreement, a similar agreement with a replacement auction agent shall be in full force and effect.

            (d) The Insurance Policy shall have been duly executed and delivered by the Insurer to the Secured Parties Representative, shall be in full force and effect and shall have been amended, if necessary, to include such series of Offered Preferred Shares as a "Insured Obligation" thereunder.

            (e) An indemnification agreement between the Insurer and the Placement Agent, in form and substance satisfactory to the Placement Agent, shall have been executed and delivered by the parties thereto and shall be in full force and effect.

            (f) The Placement Agent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Fund, dated such Date of Original Issue and addressed to the Placement Agent, regarding negative assurances concerning the Offering Circular and the accuracy of the descriptions of the Preferred Shares and the Fund Agreements in the Offering Circular, in the form attached hereto as Exhibit D.

            (g) The Placement Agent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Fund, dated such Date of Original Issue and addressed to the Placement Agent, regarding general corporate matters, due formation of the Fund, issuance of the shares of such series of Preferred Shares, New York enforceability of the Fund Agreements, compliance with securities laws, the 1940 Act and the Advisers Act, and other New York and federal law matters, in the form attached hereto as Exhibit E.

            (h) The Placement Agent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Fund, dated such Date of Original Issue and addressed to the Placement Agent, that the statements set forth in the Offering Circular under the heading "Certain U.S. Federal Income Tax Aspects of an Investment in the Company" accurately describe the material federal income tax consequences to holders of the Preferred Shares, in the form attached hereto as Exhibit F.

            (i) The Placement Agent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Investment Manager, dated such Date of Original Issue and addressed to the Placement Agent, regarding general corporate matters, due formation of the Investment Manager, New York enforceability of the Fund Agreements to which the Investment Manager is a party, compliance with securities laws, the 1940 Act and the Advisers Act, and other New York and federal law matters, in the form attached hereto as Exhibit G.

            (j) The Placement Agent shall have received an opinion of Frank T. Lucchesi, counsel to the Co-Manager, dated such Date of Original Issue and addressed to the Placement Agent, regarding general corporate matters, due incorporation of the Co-Manager, New York enforceability of the Fund Agreements to which the Co-Manager is a party, compliance with securities laws, the 1940 Act and the Advisers Act, and other New York and federal law matters, in the form attached hereto as Exhibit H.

            (k) The Placement Agent shall have received an opinion of Kennedy Covington Lodell & Hickman, LLP, special counsel to the Custodian, dated such Date of Original Issue and addressed to the Placement Agent, regarding general corporate matters, due organization of the Custodian, New York enforceability of the Fund Agreements to which the Custodian is a party, and New York and federal law matters, in the form attached hereto as Exhibit I.

            (l) The Placement Agent shall have received an opinion of Simpson Thacher & Bartlett LLP, dated such Date of Original Issue and addressed to the Placement Agent, with respect to the validity of the shares of such series of Preferred Shares and such other matters as the Placement Agent may reasonably request.

            (m) The Placement Agent shall have received an opinion from Jean Kim, Assistant General Counsel of the Insurer, dated such Date of Original Issue and addressed to the Placement Agent, pertaining to the enforceability of the Insurance Policy and other matters, in the form attached hereto as Exhibit J.

            (n) The Placement Agent shall have received a letter from S&P stating that the shares of such series of Offered Preferred Shares have received a rating of "AAA" from S&P and a letter from Moody's stating that the shares of such series of Offered Preferred Shares have received a rating of "Aaa" from Moody's.

            (o) (i) Trading in the auction rate securities market shall not have been suspended, generally disrupted or limited during the Marketing Period immediately preceding such Date of Original Issue, (ii) a material disruption in the securities settlement system maintained by DTC shall have not occurred and be continuing on such Date of Original Issue or (iii) any moratorium on commercial banking activities shall not have been declared by federal or state authorities and be continuing on such Date of Original Issue.

            (p) The Placement Agent shall have received on such Date of Original Issue a certificate or certificates signed by a senior executive officer and senior financial officer of the Fund, dated such Date of Original Issue, in which such officers shall state that, to the best of their knowledge
(A) the representations and warranties of the Fund in this Agreement and the Fund Agreements are true and correct on and as of such Date of Original Issue;
(B) that the Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the Fund Documents at or prior to such Date of Original Issue; (C) no event or occurrence which with the passage of time or the giving of notice thereof or both would become an "Event of Default" (as defined in the Credit Agreement) has occurred and is continuing; (D) subsequent to the date as of which information is given in the Offering Circular, there has not been any material change in the capital stock or debt of the Fund or any material adverse change, or any development which is reasonably likely to cause a material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations, business or prospects of the Fund, other than as set forth or contemplated in the Offering Circular; and (E) nothing has come to such officers' attention that would lead such officers to believe that the Offering Circular as of such Date of Original Issue includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such officers shall make no such statement with respect to the Placement Agent's Information or the Insurer's Information.

            (q) The Placement Agent shall have received on such Date of Original Issue a certificate or certificates signed by the person serving as the chief executive officer of the Investment Manager or the person serving as the chief financial officer of the Investment Manager and any other officer of the Investment Manager, dated such Date of Original Issue, in which such officers shall state that, to the best of their knowledge (A) the representations and warranties of the Investment Manager in this Agreement and any other Fund Agreements to which the Investment Manager is a party are true and correct on and as of such Date of Original Issue; (B) that the Investment Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the Fund Agreements at or prior to such Date of Original Issue; (C) no event or occurrence which with the passage of time or the giving of notice thereof or both would become an "Event of Default" (as defined in the Credit Agreement) has occurred and is continuing; and (D) nothing has come to such officers' attention that would lead such officers to believe that the Offering Circular as of such Date of Original Issue includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such officers shall make no such statement with respect to the Placement Agent's Information or the Insurer's Information.

            (r) If the Offering Circular with respect to such series of Preferred Shares contains financial data with respect to the Fund, the Placement Agent shall have received a letter from the certified independent accountants of the Fund, addressed to the Placement Agent, dated such Date of Original Issue, in form and substance acceptable to the Placement Agent (A) confirming that they are independent public accountants with respect to the Fund within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (B) stating, as of such Date of Original Issue (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Circular, as of a date not more than five days prior to the Date of Original Issue), the conclusions and findings of such firm with respect to the financial information and other matters covered in the letter with respect to the Offering Circular delivered pursuant to Section 3(c) hereof and (C) confirming in all material respects the conclusions and findings set forth in the initial letter.

            (s) On such Date of Original Issue, (i) Tennenbaum is acting as the investment manager of the Fund pursuant to the Investment Management Agreement,
(ii) the Board of Directors has not approved the termination of the Investment Management Agreement or the termination of Tennenbaum as the investment manager of the Fund, (iii) neither the Fund nor Tennenbaum has provided the other party with notice of the termination of the Investment Management Agreement and (iv) no event has occurred as of such Date of Original Issue which gives the Insurer or any other party the right to terminate the Investment Management Agreement.

            (t) As of such Date of Original Issue, the Board of Directors shall not have failed to declare dividends payable in respect of any outstanding series of Preferred Shares.

            (u) The Placement Agent shall have received all other documents, opinions and certificates in respect of the issuance of such series of Offered Preferred Shares that it shall have received hereunder on the Initial Date of Original Issue in respect of the issuance of the initial series of Preferred Shares.

            8. Termination. The Fund may terminate this Agreement for any reason, at any time, upon the giving of 10 days' written notice of such termination to the Placement Agent. This Agreement will automatically terminate, without the giving of any notice, on the first date on which Lehman Brothers Inc. is no longer the exclusive Broker-Dealer with respect to the Preferred Shares.

            9. Indemnification. (a) The Fund and the Investment Manager shall, jointly and severally, indemnify and hold harmless the Placement Agent, its affiliates, their respective officers, directors, shareholders, partners, trustees, employees, representatives and agents, and each person, if any, who controls the Placement Agent within the meaning of the Securities Act (collectively referred to for purposes of this Section 9(a) and Section 10 as a "Placement Agent Indemnified Party"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Preferred Shares), to which that Placement Agent Indemnified Party may become subject, whether commenced or threatened, under the Securities Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, any other preliminary Offering Circular, any final Offering Circular or in any other Offering Document or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Placement Agent Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Fund nor the Investment Manager shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Placement Agent's Information or the Insurer's Information; provided, further, that the foregoing indemnity agreement with respect to the Preliminary Offering Circular or any other preliminary Offering Circular shall not inure to the benefit of the Placement Agent if any such loss, claim, damage, liability or action results from the fact that both (i) the person asserting any such loss, claim, damage or liability was not sent a copy of the final Offering Circular with respect to the Offered Preferred Shares purchased by such person at or prior to the time written confirmation of the sale of such Offered Preferred Shares was sent to such person and (ii) the untrue statement in or omission from the Preliminary Offering Circular or such other preliminary Offering Circular was corrected in such final Offering Circular unless, in either case, such failure to deliver such final Offering Circular was a result of non-compliance by the Fund with the provisions of Section 3(d)hereof.

            (b) The Placement Agent shall indemnify and hold harmless the Fund, the Investment Manager and their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Fund or the Investment Manager within the meaning of the Securities Act (collectively referred to for purposes of this Section 9(b) and Section 10 as a "Fund Indemnified Party"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Preferred Shares), to which that Fund Indemnified Party may become subject, whether commenced or threatened, under the Securities Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, any other preliminary Offering Circular, any final Offering Circular or in any other Offering Document or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Placement Agent's Information, and shall reimburse each Fund Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Fund Indemnified Party in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

            (c) As soon as reasonably practicable after receipt by a Placement Agent Indemnified Party or a Fund Indemnified Party (each an "Indemnified Party") under this Section 9 of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under this Section 9. If any such claim or action shall be brought against an Indemnified Party and it notifies the indemnifying party of its intention to seek indemnification hereunder, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the indemnifying party to the Indemnified Party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or providing evidence; provided, however, that an Indemnified Party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the Indemnified Party will be at the expense of such Indemnified Party unless (i) the indemnifying party has failed to provide counsel satisfactory to such Indemnified Party in a timely manner, (ii) such Indemnified Party determines that such counsel's representation of such Indemnified Party would present such counsel with a conflict of interest or
(iii) the Indemnified Party determines that there may be legal defenses available to it or other Indemnified Parties which are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such Indemnified Party or Parties. Each Indemnified Party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b) hereof, shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the respective Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an explicit unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

            (d) Notwithstanding the provisions of Section 9(a), Section 9(b) and Section 10 hereof, (i) the Placement Agent shall not be required to indemnify the Fund Indemnified Parties pursuant to Section 9(b) hereof and/or contribute amounts pursuant to Section 10 hereof by reason of any untrue or alleged untrue statement or omission or alleged omission in an aggregate amount that exceeds the amount of the total fees received by the Placement Agent under this Agreement, (ii) the Investment Manager shall not be required to indemnify the Placement Agent Indemnified Parties pursuant to Section 9(a) hereof and/or contribute amounts pursuant to Section 10 hereof by reason of any untrue or alleged untrue statement or omission or alleged omission in an aggregate amount that exceeds the amount of the total fees received by the Investment Manager from the Fund pursuant to the Investment Management Agreement and through the direct or indirect ownership by the Investment Manager and its affiliates of the Carried Interest (as defined in the Offering Circular) and (iii) if, as of the end of the fiscal quarter of the Fund immediately preceding the date of any demand by a Placement Agent Indemnified Party for indemnification or contribution from the Fund and the Investment Manager pursuant to Section 9 or 10 hereof, the Company Equity (as defined in the Credit Agreement, or if the Credit Agreement has been terminated, as defined in the Credit Agreement immediately before termination) equals or exceeds 60% of Contributed Company Capital (as defined in the Credit Agreement, or if the Credit Agreement has been terminated, as defined in the Credit Agreement immediately before termination), any such demand for indemnification and/or contribution by a Placement Agent Indemnified Party from the Investment Manager will be in an amount up to the Investment Manager Percentage (as hereinafter defined) of the amount being demanded from the Fund and the Investment Manager pursuant to
Section 9 hereof and/or Section 10 hereof; provided, however that, if the Fund fails to pay any amount demanded of it by a Placement Agent Indemnified Party pursuant to Section 9 and/or 10 hereof within 14 days of such demand, such Placement Agent Indemnified Party may, subject to the limitations set forth in clause (ii) of this Section 9(d), demand payment by the Investment Manager of the full amount being demanded from the Fund and the Investment Manager pursuant to Section 9 hereof and/or Section 10 hereof. If the Investment Manager pays any amount of the Fund Percentage (as hereinafter defined) of any demand made by a Placement Agent Indemnified Party pursuant to the proviso in the immediately preceding sentence, the Investment Manager shall have the right to recover such amount from the Fund and such payment shall in no way limit any claim the Investment Manager may have against the Fund for such amount, whether in law or at equity. The "Investment Manager Percentage" on the date of any demand for indemnification or contribution from the Fund and the Investment Manager pursuant to Section 9 hereof and/or Section 10 hereof will equal the percentage equivalent of a fraction, the numerator of which is the total fees received by the Investment Manager from the Fund pursuant to the Investment Management Agreement and through the direct or indirect ownership by the Investment Manager and its affiliates of the Carried Interest on or prior to such date, and the denominator of which is the sum of the total gross proceeds from the sale of the Preferred Shares under this Agreement received by the Fund on or prior to such date and the total fees received by the Investment Manager from the Fund pursuant to the Investment Management Agreement and through the direct or indirect ownership by the Investment Manager and its affiliates of the Carried Interest on or prior to such date; and the "Fund Percentage" on any such date will equal 100% minus the Investment Manager Percentage on such date. For the purposes of this Section 9(d), the "direct or indirect ownership by the Investment Manager and its affiliates of the Carried Interest" shall not include any direct or indirect ownership of the Carried Interest by the Co-Manager, members of the Fund's advisory board or employees of the Investment Manager other than Michael E. Tennenbaum, Howard M. Levkowitz or Mark Holdsworth.

            (e) The obligations of the Fund, the Investment Manager and the Placement Agent in this Section 9 and in Section 10 are in addition to any other liability that the Fund, the Investment Manager or the Placement Agent, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

            10. Contribution. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an Indemnified Party under
Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Fund and the Investment Manager on the one hand and the Placement Agent on the other from the offering of the Preferred Shares hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Manager on the one hand and the Placement Agent on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Investment Manager on the one hand and the Placement Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Preferred Shares offered under this Agreement (before deducting expenses) received by the Fund on the one hand, and the total fees received by the Placement Agent under this Agreement, on the other, bear to the total gross proceeds from the sale of the Preferred Shares under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Fund or the Investment Manager or information supplied by the Fund or the Investment Manager on the one hand or to the Placement Agent's Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Fund, the Investment Manager and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending or preparing to defend any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Fund, the Investment Manager and their respective successors and permitted assigns, provided, however, that neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Fund, the Investment Manager and the Placement Agent. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            12. Additional Broker/Dealer Agreement. The Fund hereby agrees that Lehman Brothers Inc. shall be the sole Broker-Dealer for the Preferred Shares; provided, however that the Fund may enter into Broker-Dealer Agreements with one or more additional Broker-Dealers selected by the Fund ("Additional Broker-Dealer Agreements") if (1)(a) the amount by which the Applicable Rate for a series of the Preferred Shares for a Rate Period exceeds the Reference Rate for such Rate Period (the "Preferred Shares' Spread") is more than 15 basis points more than the amount by which the dividend rate for comparable structured finance auction rate preferred securities with the same ratings, the same financial guarantor and the same auction rate period ("Comparable Securities") exceeds the LIBOR rate for the related auction rate period for the Comparable Securities (the "Comparable Securities' Spread") for three out of five consecutive Rate Periods for such series of Preferred Shares (such three periods, the "Applicable Periods" and such an event, an "Additional Dealer Event"), (b) there has not been a material adverse change in the credit quality of the Preferred Shares (either as a result of a material adverse change in the assets of the Fund or the financial condition of the Insurer) during the Applicable Periods, (c) the Fund provides Lehman Brothers Inc. with prior written notice of its intention to enter into Additional Broker-Dealer Agreements because of the auction results for the Preferred Shares during the Applicable Periods, (d) the Preferred Shares' Spread for the two consecutive Rate Periods immediately following Placement Agent's receipt of such notice is more than 15 basis points more than the Comparable Securities' Spread and (e) prior to entering into any Additional Broker-Dealer Agreement, the Fund terminates any further commitment of the Placement Agent to purchase Offered Preferred Shares hereunder or (2)(a) three Additional Dealer Events occur over the course of any 12 consecutive months, (b) there has not been a material adverse change in the credit quality of the Preferred Shares (either as a result of a material adverse change in the assets of the Fund or the financial condition of the Insurer) during the Applicable Periods relating to any of the Additional Dealer Events, (c) the Fund provides the Placement Agent with prior written notice of its intention to enter into Additional Broker-Dealer Agreements because of the occurrence of three Additional Dealer Events over the course of such 12 consecutive months and (d) prior to entering into any Additional Broker-Dealer Agreement, the Fund terminates any further commitment of the Placement Agent to purchase Offered Preferred Shares hereunder.

            13. Expenses. The Fund agrees with the Placement Agent to pay (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Preferred Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and distribution of the Offering Circular and any amendments or supplements thereto; (iii) the costs of preparing and distributing each of the Fund Agreements; (iv) the costs incident to the preparation, printing and delivery of the global certificates evidencing the Preferred Shares, including stamp duties and transfer taxes, if any, payable upon issuance of the Preferred Shares; (v) the fees and expenses of counsel to the Fund; (vi) the reasonable fees and expenses of counsel to the Placement Agent; (vii) the fees and expenses of qualifying the Preferred Shares under the securities laws of the several jurisdictions and of preparing and distributing Blue Sky Memoranda (including related reasonable fees and expenses of counsel for the Placement Agent); (viii) any fees charged by rating agencies for rating the Preferred Shares; (ix) the fees and expenses of the Insurer, the Custodian and the Auction Agent (including related fees and expenses of any counsel to such parties), to the extent obligated to pay such amounts in accordance with the Fund Agreements; (x) all expenses and application fees incurred in connection with the approval of the Preferred Shares for book-entry transfer by DTC; and (xi) all other costs and expenses incident to the performance of the obligations of the Fund under this Agreement which are not otherwise specifically provided for in this Section 13.

            14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Fund (including Section 12 hereof), the Investment Manager and the Placement Agent contained in this Agreement or made by or on behalf of the Fund, the Investment Manager or the Placement Agent pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for any of the Offered Preferred Shares and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

            15. Notices, etc.. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Placement Agent, shall be delivered or sent by nationally recognized overnight courier or telecopy transmission to:

                           Lehman Brothers Inc.
                           745 Seventh Avenue
                           New York, New York  10019
                           Attention:  Cory Wishengrad and Vikas Sarna
                           Telecopier no.: (646) 758-2242 (Cory Wishengrad)
                                           (646) 758-2141 (Vikas Sarna);

            (b) if to the Fund, shall be delivered or sent by nationally recognized overnight courier or telecopy transmission to:

                           Through August 1, 2004:

                           Special Value Opportunities Fund, LLC
                           C/o Tennenbaum Capital Partners, LLC
                           11100 Santa Monica Boulevard, Suite 210
                           Los Angeles, California 90025
                           Attention:  Howard Levkowitz
                           Telecopier no.: (310) 566-1010

                           After August 1, 2004:

                           Special Value Opportunities Fund, LLC
                           C/o Tennenbaum Capital Partners, LLC
                           2951 28th Street, Suite 1000
                           Santa Monica, California 90405
                           Attention:  Howard Levkowitz
                           Telecopier no.: (310) 566-1010

            (c) if to Investment Manager, shall be delivered or sent by nationally recognized overnight courier or telecopy transmission to:

                           Through August 1, 2004:

                           Tennenbaum Capital Partners, LLC
                           11100 Santa Monica Boulevard, Suite 210
                           Los Angeles, California 90025

                           After August 1, 2004:

                           Tennenbaum Capital Partners, LLC
                           2951 28th Street, Suite 1000
                           Santa Monica, California 90405

or at such other address as may be specified by prior written notice to the other parties hereto.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

            16. Definition of Terms. For purposes of this Agreement, (a) capitalized terms used but not defined herein shall have the meanings given to such terms in the Statement of Preferences, (b) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

            17. Placement Agent's Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the "Placement Agent's Information" consists solely of the following information in the Offering
Circular: the fourth full paragraph on the third page of the Offering Circular and the information in the Offering Circular under the caption "Certain Terms of the Offering - Other Information."

            18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            19. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            20. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            22. Entirety. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Fund, the Investment Manager and the Placement Agent in accordance with its terms.

                                      Very truly yours,

                                      SPECIAL VALUE OPPORTUNITIES FUND, LLC


                                      By:  /s/ Howard Levkowitz
                                          -----------------------------
                                      Name:   Howard Levkowitz
                                      Title:  Secretary



                                      TENNENBAUM CAPITAL PARTNERS, LLC


                                      By:  /s/ Howard Levkowitz
                                          -----------------------------
                                      Name:  Howard Levkowitz
                                      Title: Managing Partner

Accepted:

LEHMAN BROTHERS INC.


By: /s/ Gordon Sweely
    ------------------------
Name:  Gordon Sweely
Title: Managing Director

                                                                      EXHIBIT A

                           FORM OF PURCHASER'S LETTER
                                      FOR

                     SPECIAL VALUE OPPORTUNITIES FUND, LLC

                    MONEY MARKET CUMULATIVE PREFERRED SHARES



To:      Special Value Opportunities Fund, LLC
         Ambac Assurance Corporation
         Lehman Brothers Inc.
         A Broker-Dealer
         An Agent Member


1. We may from time to time offer to purchase, purchase, offer to sell and/or sell shares of one or more series of the Money Market Cumulative Preferred(TM) Shares captioned above or beneficial interests therein ("Money Market Shares") issued by Special Value Opportunities Fund, LLC (the "Fund") and having the benefit of a financial guaranty insurance policy issued by Ambac Assurance Corporation, as described in the private placement memorandum and applicable supplements thereto relating thereto (the "Memorandum"). Capitalized terms used and not defined herein have the meanings assigned to them in the Memorandum. We agree that this letter shall apply to all such purchases, sales and offers and to Money Market Shares owned by us. We understand that the rate on each series of Money Market Shares may be based from time to time on the results of Auctions as set forth in the Memorandum.

2.       We represent and agree as follows:

         A. We understand and expressly acknowledge that the Money Market Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, that the Money Market Shares may not be reoffered, resold or otherwise pledged, hypothecated or transferred except pursuant to a registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act (which may include an exemption pursuant to Rule 144A thereunder).

         B. We will be an institutional "accredited investor" within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act with respect to the Money Market Shares to be purchased by us, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding the Money Market Shares.

         C. We have received and read the Memorandum and will have had access to such financial and other information, and have been afforded the opportunity to ask such questions and receive answers thereto, as we deem necessary in connection with our decision to purchase Money Market Shares.

3. We hereby confirm that any purchase of Money Market Shares made by us will be for our own account.

4. We recognize that the addressees will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Money Market Shares now or in the future shall be deemed to constitute our concurrence in and reaffirmation of all of the foregoing which shall be binding on us. We further agree that we will not place any order or bid to purchase Money Market Shares at any time during which we are not able to make the concurrence and reaffirmation referenced in the preceding sentence.

5. We agree that any bid or sell order placed by us shall constitute an irrevocable offer by us to purchase or sell the Money Market Shares subject to such bid or sell order, or such lesser number of Money Market Shares as we shall be required to sell or purchase as a result of such Auction, at the applicable price, all as set forth in the Memorandum, and that if we fail to place a bid or sell order with respect to any series of Money Market Shares owned by us with a Broker-Dealer on any Auction Date, or a Broker-Dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the Auction Agent, we shall be deemed to have placed a hold order with respect to such Money Market Shares as described in the Memorandum. We authorize any Broker-Dealer that submits a bid or sell order as our agent in Auctions to execute contracts for the sale of Money Market Shares covered by such bid or sell order. We recognize that the payment by such Broker-Dealer for Money Market Shares purchased on our behalf shall not relieve us of any liability to such Broker-Dealer for payment for such Money Market Shares.

6. We agree that transfers of Money Market Shares may be made only in the authorized denominations set forth in the Memorandum and only to a person that has delivered a signed Purchaser's Letter to a Broker-Dealer. So long as the ownership of the shares of any series of Money Market Shares is maintained in book-entry form by the Depository Trust Company ("DTC"), we will sell, transfer or otherwise dispose of shares of such series of Money Market Shares held by us from time to time only pursuant to a bid or sell order placed in a Auction or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions our Broker-Dealer shall advise the Auction Agent of such transfer. We understand that a restrictive legend will be placed on certificates representing the shares of each series of Money Market Shares and stop-transfer instructions will be issued to the transfer agent and/or registrar. We agree to comply with any other transfer restrictions or other related procedures as described in the Memorandum.

7. We agree that, during the applicable period as described in the Memorandum, ownership of the Money Market Shares shall be represented by a global certificate registered in the name of DTC or its nominee, that we will not be entitled to receive any certificate representing the Money Market Shares and that our ownership of any Money Market Shares will be maintained in book-entry form by DTC for the account of our Agent Member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our Agent Member to disclose to the Auction Agent such information concerning our beneficial ownership of Money Market Shares as the Auction Agent shall request.

8. We acknowledge that partial deliveries of Money Market Shares purchased in Auctions may be made to us and such deliveries shall constitute good delivery as set forth in the Memorandum.

9. We agree that the Money Market Shares will be treated as equity for U.S. federal income tax purposes.

10.      This letter is not a commitment by us to purchase any Money Market
         Shares.

11. The descriptions of Auction Procedures set forth in the Memorandum are incorporated by reference herein and, in case of any conflict between this letter and any such description, such description shall control.

12. Any photocopy or other reproduction of this letter shall be deemed of equal effect as a signed original.

13.      Our Agent Member at DTC currently is __________________________.

14. Our personnel authorized to place orders with Broker-Dealers for the purposes set forth in the Memorandum in Auctions currently is/are ________________________, telephone number (___) ___________. Our facsimile number is (___)
         _______________.

15. Our taxpayer identification number is _________________________________.

This letter supersedes any prior-dated version of this letter; any recipient of this letter may rely upon it until such recipient has received a signed writing amending or revoking this letter.

Dated:________________



                                      Name of
                                      Purchaser:___________________________

                                      By: _________________________________

                                      Printed Name:________________________

                                      Title:_______________________________


                                      Mailing Address of Purchaser:

                                      _____________________________________

                                      _____________________________________

                                      _____________________________________

                                                                      EXHIBIT B

                               NOTICE OF ISSUANCE
                               ------------------

                     SPECIAL VALUE OPPORTUNITIES FUND, LLC
        SERIES [_] MONEY MARKET CUMULATIVE PREFERRED(TM) SHARES (MMP(R))


         NOTICE IS HEREBY GIVEN that Special Value Opportunities Fund, LLC is proposing to issue _______________ shares of Series [__] Money Market Cumulative Preferred Shares (the "Preferred Shares") on _________.

         Terms used herein have the meanings set forth in the Statement of Preferences relating to the Preferred Shares.

                                         SPECIAL VALUE OPPORTUNITIES FUND, LLC


                                         By:__________________________________

                                         Name:________________________________

                                         Title:_______________________________

                                         Date:________________________________

                                                                      EXHIBIT C

                          PURCHASE COMMITMENT SCHEDULE
                          ----------------------------



------------------------------------------------------------ -------------------
                    Period                                    Number of Shares
------------------------------------------------------------ -------------------
 From and excluding the Initial Date of Original
    Issue to  but excluding December 13, 2004                    8,020
------------------------------------------------------------ -------------------
 From and including December 13, 2004 to but
       excluding May 13, 2005                                    6,664
------------------------------------------------------------- ------------------
 From and including May 13, 2005 to but
     excluding October 13, 2005                                  5,236
------------------------------------------------------------ -------------------
From and including October 13, 2005 to but
excluding March 13, 2006                                         3,332
------------------------------------------------------------ -------------------
  From and including March 13, 2006 to but
          excluding July 13, 2006                                1,904
------------------------------------------------------------ -------------------

                                                                      EXHIBIT D

                          FORM OF NEGATIVE ASSURANCES
                  OF sKADDEN ,aRPS, SLATE, MEAGHER & fLOM llp
                         AS SPECIAL COUNSEL TO THE FUND
                         ------------------------------

                                                                      EXHIBIT E

          FORM OF OPINION OF SKADDEN ,ARPS, SLATE, MEAGHER & FLOM LLP
                        AS SPECIAL COUNSEL TO THE FUND
                        ------------------------------

                                                                      EXHIBIT F

          FORM OF OPINION OF SKADDEN ,ARPS, SLATE, MEAGHER & FLOM LLP
                       AS SPECIAL TAX COUNSEL TO THE FUND
                       ----------------------------------

                                                                      EXHIBIT G

          FORM OF OPINION OF SKADDEN ,ARPS, SLATE, MEAGHER & FLOM LLP
                  AS SPECIAL COUNSEL TO THE INVESTMENT MANAGER
                  --------------------------------------------

                                                                      EXHIBIT H

                     FORM OF OPINION OF FRANK T. LUCCHESI,
                          AS COUNSEL TO THE CO-MANAGER
                          ----------------------------

                                                                      EXHIBIT I

           FORM OF OPINION OF KENNEDY COVINGTON LODELL & HICKMAN, LLP
                      AS SPECIAL COUNSEL TO THE CUSTODIAN
                      -----------------------------------

                                                                      EXHIBIT J

                         FORM OF OPINION OF JEAN KIM,
                       ASSISTANT GENERAL COUNSEL TO AMBAC
                       ----------------------------------